Exhibit 10.2

EXECUTION VERSION

AMENDMENT No. 1, dated as of June 30, 2015 (this “Amendment”), to the Second Lien Credit Agreement, dated as of April 29, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RCS Capital Corporation, a Delaware corporation (the “Borrower”), RCAP Holdings, LLC, a Delaware limited liability company, (“RCAP Holdings”), RCS Capital Management, LLC a Delaware limited liability company (“RCS Management”), the Subsidiary Guarantors, the lenders and other parties thereto from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.

A. The Borrower has requested that the Required Lenders amend the Credit Agreement as set forth below.

B. Pursuant to Section 9.08 of the Credit Agreement, the Borrower and the Required Lenders may amend the Credit Agreement with the acknowledgement of the Administrative Agent.

C. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

Amendments

(a) The definition of Alternate Base Rate in Section 1.01 of the Credit Agreement is hereby amended by adding the following to the end of clause (c) appearing therein and immediately before the period: “; and if the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement”.

(b) The definition of Applicable Margin in Section 1.01 of the Credit Agreement is hereby amended by changing (x) the reference to “9.50%” in such definition to “10.50%” and (y) the reference to “8.50%” in such definition to “9.50%”.

(c) The definition of LIBO Rate in Section 1.01 of the Credit Agreement is hereby amended by (x) changing the reference to “Reuters Screen” in such definition to “Bloomberg Screen” and (y) deleting the following language appearing therein: “administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page)”.

(d) Section 1.01 of the Credit Agreement is further amended by adding the following definitions to such Section in the appropriate alphabetical order:

(i) “Amendment No. 1” means amendment no. 1 to this Agreement, dated as of June 30, 2015.

(ii) “Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.

(e) Section 2.11(e) of the Credit Agreement is hereby amended by replacing such Section 2.11(e) in its entirety with the following:

“(e) Notwithstanding any provision to the contrary herein, in the event that the Borrower makes any prepayment of Term Loans pursuant to Section 2.12 or any prepayment of Term Loans pursuant to Section 2.13(e) prior to the fifth anniversary of the Closing Date, such prepayments shall be accompanied by a premium of (w) the Applicable Premium if such prepayment occurs prior to the second anniversary of the Closing Date, (x) 5.0% of the aggregate principal amount of Term Loans prepaid if such prepayment occurs on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, (y) 3.0% of the aggregate principal amount of Term Loans prepaid if such prepayment occurs on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date and (z) 1.0% of the aggregate principal amount of Term Loans prepaid if such prepayment occurs on or after the fourth anniversary of the Closing Date but prior to the fifth anniversary of the Closing Date.”

(f) Section 6.07(b) of the Credit Agreement is hereby amended by replacing, in its entirety, the table set forth in such Section 6.07(b) with the following table:

Test Period	Ratio
September 30, 2014	3.50:1.00
December 31, 2014	3.25:1.00
March 31, 2015	3.00:1.00
June 30, 2015	3.50:1.00
September 30, 2015	3.50:1.00
December 31, 2015	3.25:1.00
March 31, 2016	2.75:1.00
June 30, 2016	2.50:1.00
September 30, 2016—December 31, 2016	2.25:1.00
March 31, 2017	1.25:1.00
June 30, 2017—December 31, 2018	1.00:1.00
March 31, 2019 and the last day of each Test Period thereafter	0.75:1.00

(g) the Credit Agreement is hereby amended by adding the following new Section 9.22:

“SECTION 9.22 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptance, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the reasonable request of the Borrower or the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.”

ARTICLE II

Representations and Warranties

The Loan Parties represent and warrant, as of the Amendment No. 1 Effective Date, to the Administrative Agent and the Lenders that:

A. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity and an implied covenant of good faith and fair dealing.

B. The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (and in all respects with respect to representations qualified by materiality) on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (and in all respects with respect to representations qualified by materiality) as of such earlier date).

C. No Default or Event of Default has occurred and is continuing and, upon the effectiveness of this Amendment no Default or Event of Default has occurred and is continuing.

ARTICLE III

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions is satisfied:

A. Administrative Agent (or its counsel) shall have received an executed counterpart of this Amendment from (i) the Required Lenders and the Administrative Agent no later than 5:00 p.m. (New York time) on June 19, 2015 (such date and time, the “Consent Deadline”), and (ii) the Loan Parties.

B. The Loan Parties shall have paid all fees and reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto), as well all fees owing under that certain engagement letter relating to this Amendment.

C. Each Lender that delivers an executed counterpart of this Amendment to the Administrative Agent (or its counsel) at or prior to the Consent Deadline shall have been paid a cash fee by the Borrower in an amount equal to (x) 2.00% times (y) the aggregate amount of Term Loans of such Lender as of the Amendment No. 1 Effective Date.

D. The representations and warranties in Article II hereto shall be true and correct as of the Amendment No. 1 Effective Date.

E. Amendment No. 1 to the First Lien Credit Agreement, in the form attached hereto as Exhibit A, shall simultaneously become effective.

ARTICLE IV

Miscellaneous

A. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. After the Amendment No. 1 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

B. Acknowledgement and Reaffirmation of Borrower and Guarantors. The Borrower and the Guarantors acknowledge and consent to all terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Borrower’s or the Guarantors’ obligations under any Loan Document.  Each of the Borrower and the Guarantors hereby ratifies and confirms its obligations under the Credit Agreement if a party thereto and the other Loan Documents to which it is a party.

C. Liens Unimpaired.  After giving effect to this Amendment and the transactions contemplated hereby, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens

D. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders.

E. Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

F. FATCA. Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 1 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement and any Loans made thereunder (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

G. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and Administrative Agent.

H. Headings. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

I. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

RCS CAPITAL CORPORATION

By:	Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer

RCAP HOLDINGS, LLC
RCS CAPITAL MANAGEMENT, LLC

By:	Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Authorized Signatory

The Subsidiary Guarantors listed on Exhibit A hereto:

By:	Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Authorized Signatory

[Signature Page to Amendment No. 1 (Second Lien)]

Exhibit A

The Subsidiary Guarantors

RCS Capital Holdings, LLC

RCS Advisory Services, LLC

American National Stock Transfer, LLC

Cetera Financial Holdings, Inc.

Cetera Financial Group, Inc.

Cetera Investment Management LLC

Cetera Advisors Insurance Services LLC

Cetera Insurance Agency LLC

Cetera Advisor Networks Insurance Services, LLC

Cetera Financial Specialists Services LLC

Summit Financial Services Group, Inc.

Summit Capital Group, Inc.

SBS Financial Advisors, Inc.

Summit Financial Group, Inc.

Summit Holding Group, Inc.

SBS Insurance Agency of Florida, Inc.

SBS of California Insurance Agency, Inc.

SBSI Insurance Agency of Texas, Inc.

Braves Acquisition, LLC

J.P. Turner & Company Capital Management LLC

First Allied Holdings Inc.

FAS Holdings, Inc.

First Allied Advisory Services, Inc.

Legend Group Holdings, LLC

Legend Advisory Corporation New

Investors Capital Holdings, LLC.

ICH Securities Corporation

ICC Insurance Agency, Inc.

SK Research, LLC

VSR GROUP, LLC

CHARGERS ACQUISITION, LLC

Guaranty Brokerage Services, Inc.

Clifford Acquisition, Inc.

[Signature Page to Amendment No. 1 (Second Lien)]

Acknowledged:

BANK OF AMERICA, N.A.
as Administrative Agent

By:	/s/ Roberto Salazar
Name: Roberto Salazar
Title: Vice President

[Signature Page to Amendment No. 1 (Second Lien)]